SEVERANCE AGREEMENT AND COVENANTS

1.   PARTIES.

The parties to this Severance Agreement and Covenants (hereinafter “Agreement”) are CSABA TORO (“TORO”) and SOLAR THIN FILMS, INC., a Delaware corporation f/k/a American United Global, Inc. (“SOLAR”).

1.1 CSABA TORO.

For the purposes of this Agreement, TORO means CSABA TORO, TORO’s heirs, executors, administrators, assigns, and spouse (as applicable).

1.2 THE COMPANY.

For purposes of this Agreement the “Company” means SOLAR THIN FILMS, INC., and all subsidiaries, affiliated companies and other business entities thereof, all predecessors and successors of each, and all of each entity’s officers, shareholders, directors, employees, agents, or assigns, in their individual and representative capacities.

2.  BACKGROUND AND PURPOSE.

TORO was employed by SOLAR. TORO’s employment ended effective June 1, 2007 (the “Termination Date”). The parties are entering into this Agreement to define the severance relationship and to settle fully and finally, any and all claims TORO may have against Company, whether asserted or not, known or unknown, including, but not limited to, claims arising out of or related to TORO’s employment, claim for reemployment, board membership, board observation rights, any termination or any other claims whether asserted or not, known or unknown, past or future, that relate to TORO’s employment, termination, reemployment, or application for reemployment.

3.  ACKNOWLEDGEMENTS AND REPRESENTATIONS.

3.1 PAYMENT.

TORO acknowledges and agrees that he has been paid all earned salary and accrued vacation pay that is owed through the Termination Date.

3.2 EMPLOYEE BENEFITS.

TORO acknowledges and agrees that he has received information regarding his rights to health insurance continuation and retirement benefits. Toro acknowledges that such rights, if any, have been terminated.

3.3 AGREEMENT COVENANTS.

TORO acknowledges and agrees that under the Executive Employment Agreement dated October 31, 2006 (the “Employment Agreement”), he has been, and will be, for an indefinite period, bound by a covenant involving Confidential Information (as defined in the Employment Agreement). In addition, TORO acknowledges and agrees that, under the Employment Agreement, he has and will be, until the one year anniversary of the Termination Date, bound by a noncompete provision and during such period, he is bound by a non-solicit provision. In regards to the noncompete provision, the parties to this agreement hereby mutually agree that the definition Competing Business as originally utilized in the Employment Agreement shall hereinafter be limited to the business of Kraft Projects Zrt. or its affiliates (“Competitor”). TORO understands that COMPANY retains the right to enforce its rights under the original noncompete provision as applicable to Competitor and all other remaining provisions of the Employment Agreement, including the non-solicit provision.

4.  RELEASES.

4.1 TORO’S RELEASE.

TORO waives, acquits, forever discharges and hereby releases Company from any and all claims, demands, actions, or causes of action, whether known or unknown, arising from or related in any way to any employment of or past or future failure or refusal to employ TORO by Company, or any other past or future claim (except as reserved by this Agreement or where expressly prohibited by law) that relates in any way to TORO’s employment, employment contract, board membership, board observation rights, any termination, compensation, benefits, reemployment or application for employment, with the exception of any claim either party may have for enforcement of this Agreement. This release includes any and all claims, direct or indirect, which might otherwise be made under any applicable local, state or federal authority, including but not limited to any claim arising under the state or local statutes where TORO was employed by Company dealing with employment, discrimination in employment, Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1991, the Americans With Disabilities Act, the Family and Medical Leave Act of 1993, the Equal Pay Act of 1963, Executive Order 11246, the Rehabilitation Act of 1973, the Uniformed Services Employment and Reemployment Rights Act of 1994, the Age Discrimination in Employment Act, the Older Workers Benefit Protection Act, the Fair Labor Standards Act, wage and hour statutes of the state where employed, all as amended, any regulations under such authorities, or any other applicable statutory contract, tort, or common law theories, except that TORO does not release SOLAR from its obligations under this Agreement, its contribution and indemnification obligations, if any, or from any coverage under any policy of insurance providing indemnity and related costs for the benefit of TORO.

4.2 NO ADMISSION OF LIABILITY.

It is understood and agreed that the acts done and evidenced hereby and the release granted hereunder is not an admission of liability on the part of TORO, SOLAR or Company, by whom liability has been and is expressly denied.

5. CONSIDERATION.

After receipt of this Agreement properly and fully endorsed by TORO, SOLAR will be obligated to pay to TORO: Thirty Four Thousand dollars ($34,000.00) (less proper withholding), payable upon execution.

As additional consideration for entering into this Agreement, TORO hereby agrees to terminate those certain options granted to TORO pursuant to the Employment Agreement.

6. MUTUAL NONDISPARAGEMENT.

TORO agrees that TORO will not disparage or make false statements about Company. SOLAR should report to TORO any actions or statements that are attributed to TORO that SOLAR believes are disparaging or false. SOLAR may take actions consistent with the provision for breach of the agreement should it determine that TORO has disparaged or made false statements about Company.

SOLAR agrees that its officers and directors will not disparage or make false statements about TORO. TORO should report to SOLAR any actions or statements that are attributed to SOLAR’s officers or directors which TORO believes are disparaging or false. TORO may take actions consistent with the provision for breach of this Agreement should TORO determine that SOLAR’s officers or directors have disparaged or made false statements about TORO.

7. CONFIDENTIAL, PROPRIETARY AND TRADE SECRET INFORMATION.

TORO acknowledges the continuing duties under the Employment Agreement signed by TORO and agrees not to use or disclose confidential, proprietary or trade secret information learned while an employee of SOLAR or its predecessors, including the terms of this Agreement, and covenants not to breach that duty (except as required by law). Should TORO, TORO’s attorney or agents be requested in any judicial, administrative, or other proceeding or investigation to disclose confidential, proprietary or trade secret information TORO learned while an employee of SOLAR or its predecessors, TORO shall promptly notify SOLAR of such request.

8. COVENANTS.

8.1  COVENANT NOT TO PROSECUTE OR MAINTAIN ANY ACTION OR PROCEEDING.

In exchange for the Consideration, TORO covenants as to Company, not to prosecute or hereafter maintain or institute any action at law, suit or proceeding in equity, administrative or any proceeding of any kind or nature whatsoever for any reason related in any way to any claim released herein. TORO further covenants and agrees that TORO will not raise any claim against Company, by way of defense, counterclaim or cross-claim or in any other manner, on any alleged claim, demand, liability or cause of action released herein. At the time of his execution of this Agreement, TORO represents that there are no claims, complaints or charges pending against Company in which TORO is a party or complainant. Further, TORO acknowledges and agrees there are no unasserted workers’ compensation claims through the date of his execution of this Agreement.

8.2 COVENANT TO RETURN ALL COMPANY PROPERTY.

TORO agrees to return all property of SOLAR or Company, if any, within seven (7) days after TORO’s execution of this Agreement. For the purposes of this Agreement, property includes, but is not limited to, credit cards, keys, card keys, computers, computer files, all originals and copies of all documents, cell phone, palm pilot, equipment, supplies, and any other property belonging to SOLAR or Company. TORO further covenants that, since May 1, 2007, TORO has no personal charges nor unauthorized business charges on the credit cards to be returned or otherwise and agrees to reimburse SOLAR if TORO is mistaken.

8.3 COOPERATION IN DEFENSE OF COMPANY; CONSULTATION.

TORO agrees to reasonably provide specific operations information to SOLAR as requested in a reasonable, timely and clear manner to allow SOLAR to continue and/or complete job tasks, activities, assignments, to continue effective relationships with business partners by responding to reasonable inquiries as needed by telephone (“Consulting Services”). Through August 31, 2007, these Consulting Services will be at no additional cost to SOLAR beyond what is provided in this Agreement. Thereafter, SOLAR agrees to pay to TORO $350 per hour plus reasonable travel and out-of-pocket expenses for any such Consulting Services.

8.5 RESIGNATION FROM BOARD OF DIRECTORS.

By executing Exhibit A concurrently with this Agreement, TORO hereby tenders his resignation as an officer and a director of SOLAR effective June 1, 2007. Further, TORO hereby agrees to waive any and all rights to notice and attendance at all regular and special meetings of TORO’s board of directors.

9.  ARBITRATION OF CERTAIN DISPUTES; CLAIMS FOR IRREPARABLE HARM; VENUE.

Except as provided below, TORO and SOLAR agree that should any dispute arise between the parties whether or not arising out of this Agreement, the issue shall be submitted to arbitration in New York, New York, before one arbitrator pursuant to the then current employment rules of the American Arbitration Association. In such event, each party shall pay its own costs and attorneys’ fees. Notwithstanding the above, in the event either party wishes to obtain equitable relief for violations of paragraphs 6, 7, or 8 including, without limitation, specific performance, immediate issuance of a temporary restraining order or preliminary injunction enforcing this Agreement, it may bring a claim for such relief in arbitration or in an action in an applicable court in New York, New York.

10.  SCOPE OF AGREEMENT.

The provisions of this Agreement shall be deemed to obligate, extend to, and inure to the benefit of the parties: Company’s affiliates, successors, predecessors, assigns, directors, officers, and employees; and each parties insurers, transferees, grantees, legatees, agents and heirs, including those who may assume any and all of the above-described capacities subsequent to the execution and effective date of this Agreement.

11.  OPPORTUNITY FOR ADVICE OF COUNSEL.

TORO acknowledges that TORO has been encouraged by SOLAR to seek advice of counsel with respect to this Agreement and has had the opportunity to do so.

12.  SEVERABILITY.

Every provision of this Agreement is intended to be severable. In the event any term or provision of this Agreement is declared to be illegal or invalid for any reason whatsoever by an arbitrator or a court of competent jurisdiction or by final and unappealed order of an administrative agency of competent jurisdiction, such illegality or invalidity should not affect the balance of the terms and provisions of this Agreement, which terms and provisions shall remain binding and enforceable.

13.  NO WAIVER.

Failure of either party to enforce any term of this Agreement shall not constitute a waiver of the party’s right to enforce that term or any other term of this Agreement.

14.  COSTS AND ATTORNEY’S FEES.

The parties each agree to bear their own costs and attorneys’ fees which have been or may be incurred in connection with any matter herein or in connection with the negotiation and consummation of this Agreement or any action to enforce the provisions of this Agreement.

15.  GOVERNING LAW.

The rights and obligations of the parties under this Agreement shall in all respects be governed by the laws of the United States and the State of New York.

16. PAYMENT

TORO acknowledges that the Agreement provides severance pay and benefits which SOLAR would otherwise not be obligated to provide. Upon receipt of TORO’s properly-signed Agreement, payment by SOLAR as provided herein will be forwarded by mail in a timely manner.

17. ENTIRE AGREEMENT: MODIFICATION.

This Agreement and the Employment Agreement signed by TORO contain the entire agreement and understanding among the parties as to TORO’s separation as an employee and director. This Agreement supersedes and replaces all other prior negotiations and proposed agreements, written or oral as to TORO’s separation. TORO and SOLAR acknowledge that no other party, nor agent nor attorney of any other party, has made any promise, representation, or warranty, express or implied, not contained in this Agreement concerning the subject matter of this Agreement or to induce this Agreement, and TORO and SOLAR acknowledge that they have not executed this Agreement in reliance upon any such promise, representation, or warranty not contained in this Agreement.

No modification or waiver of any of the provisions or any future representation, promise or addition shall be binding upon the parties unless made in writing and signed by the parties.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the undersigned has executed this Severance Agreement and Convenants as of the 1st day of June, 2007.

__________________________________
Csaba Toro

SOLAR THIN FILMS, INC.

By: _______________________________

Its: _______________________________
On behalf of “SOLAR”
and “Company”

Exhibit A

RESIGNATION

The undersigned, Csaba Toro, effective as of June 20, 2007, hereby resigns from his positions as officer and director of Solar Thin Films, Inc., a Delaware corporation.

_________________________________
Csaba Toro